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                                                                   EXHIBIT 10.18


                          CARDIAC PATHWAYS CORPORATION

                                    AGREEMENT




        This Agreement is made this 18th day of April, 1996, by and between Earle Canty ("Executive") and Cardiac Pathways Corporation, a California corporation ("the Company").

        WHEREAS, on January 22, 1996, Executive was granted certain stock options (the "Options") pursuant to the Company's 1991 Stock Plan;

        WHEREAS, the Company and Executive have executed a promissory note (the "First Note");

        WHEREAS, the Company desires to assist Executive in paying the taxes associated with exercise of the Options;

        WHEREAS, the Company intends to loan Executive the funds necessary to pay such taxes pursuant to a promissory note (the "Second Note");

        NOW, THEREFORE in consideration of the mutual covenants hereinafter contained, the Company and Executive agree as follows:

        1. Prior to such time as Executive shall be required to remit payment to the Internal Revenue Service for the taxes associated with exercise of the Options (the "Taxes"), the Company shall, in exchange for the Second Note, loan Executive an amount equal to the Taxes; provided, however, that the amount of such loan shall not exceed $150,000. Except as provided herein, the terms of the Second Note shall be substantially similar to those of the First Note.

        2. Upon sale of the shares, or any portion thereof, underlying the Options, fifty percent (50%) of the proceeds from such sale shall be applied against the principal amount of the First Note. If at the time of such sale, no portion of the principal amount of the First Note remains unpaid, fifty percent (50%) of the proceeds from such sale shall be applied against the principal amount due and payable under the Second Note.




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        3. The Second Note shall bear interest at a rate equal to the Applicable
Federal Rate for the month in which the Second Note is executed.

        IN WITNESS WHEREOF, this Agreement has been entered into as of the date first set forth above.

EARLE CANTY                                 CARDIAC PATHWAYS CORPORATION


/s/ Earle Canty                             By: /s/ William Starling
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                                            Its: President
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